UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMCORE Corporation (the “Company”) announced today that Dr. Hong Q. Hou, 42, has been appointed as President and Chief Operating Officer of the Company effective December 14, 2006. Dr. Hou also was elected to the Company’s Board of Directors on December 14, 2006 as a Class C Director. Dr. Hou has been an employee of the Company for approximately 8-1/2 years and for the past two years has been responsible for managing the CATV and analog product business of the Company. Dr. Hou will report to Reuben F. Richards, Jr., the Chief Executive Officer, and all operational vice presidents of the Company will report directly to Dr. Hou.

The Company also reported that Mr. Richards will continue to serve as Chief Executive Officer until the Company’s Annual Meeting in 2008, at which time he will become Chairman of the Board of Directors and Dr. Thomas Russell, the current Chairman, will become Chairman Emeritus and Lead Director. The Board of Directors has offered Dr. Hou the position of Chief Executive Officer after Mr. Richards becomes Chairman. Scott T. Massie, an Executive Vice President and the Chief Operating Officer of the Company, has resigned as an officer of the Company effective December 14, 2006 and will leave the Company effective December 29, 2006. A copy of the press release announcing these developments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company further reported that after ten years of service on the Board, on December 18, 2006 Dr. Richard A. Stall resigned his seat on the Board. Dr. Stall advised the Board that with the election of Dr. Hou, the Board will continue to have a strong technically advanced director, as well as another inside director, and that accordingly this would be an opportunity for him to devote himself 100 percent to his operating role. Dr. Stall stated that he fully supports Dr. Hou’s election to the Board and has no disagreements with the Board that would lead him to resign. Dr. Stall clarified that he remains EMCORE's Chief Technology Officer, Executive Vice President, and General Manager of the EMCORE Solar Power division.

Dr. Hou’s annual base salary has been increased from $227,000 to $400,000 effective December 14, 2006. He also will be eligible for the Company’s 2007 Executive Bonus Plan providing him the opportunity to earn a bonus for the Company’s 2007 fiscal year ending September 30, 2007 equal to 80% of his base salary based on both Company-wide performance parameters and individual performance as determined by the Compensation Committee of the Board of Directors. The Company expects that the 2007 Executive Bonus Plan will be adopted within the next several months. Additionally, the Compensation Committee granted Dr. Hou options to purchase 245,000 shares of the Company’s common stock under the Company’s 2000 Stock Option Plan (the “Plan”) at an exercise price of $5.76 per share, which was the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on December 14, 2006, the date of the option grant to Dr. Hou. The Compensation Committee also approved an additional grant of options to purchase 255,000 shares of the Company’s common stock to be made in calendar year 2007 subject to compliance with the provisions of the Plan, including a limit on awards to any individual of no more than 300,000 shares per 12-month period. The exercise price of the options to be granted in 2007 will be the Fair Market Value of a share of the Company’s common stock on the grant date in 2007.  The initial options grant for 245,000 shares vested on the date of grant, December 14, 2006. The options to be granted in 2007 will vest in four equal installments over four years with the first 25 percent vesting in 2008 on the one-year anniversary of the date of grant, and are subject to the terms and conditions of the Plan. A copy Dr. Hou’s offer letter describing the terms of his compensation is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with his departure, Mr. Massie entered into an Agreement and Release with the Company dated as of December 19, 2006 (the “Severance Agreement”) specifying his severance benefits and releasing the Company from certain claims. The Severance Agreement requires the Company to pay Mr. Massie $310,000 (equal to 62 weeks of his salary), less applicable withholdings and deductions, in a lump-sum payment to be made as soon as practicable following June 29, 2006. Additionally, to the extent Mr. Massie elects COBRA continuation coverage under the Company’s health plans, the Company also is obligated to pay the portion of the COBRA premiums up to a maximum of 62 weeks that the Company would have otherwise paid assuming Mr. Massie were an active employee of the Company during such time. Also, until the lump sum severance payment is made, the Company will pay Mr. Massie’s portion of the COBRA premiums, which total amount of premiums will then be deducted from Mr. Massie’s lump sum severance payment. A copy of Mr. Massie’s Severance Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 14, 2006, in connection with the appointment of Dr. Hou, the Board amended various provisions of the Company’s By-Laws to immediately separate the officer positions of Chief Executive Officer and President, to establish a corporate officer to hold the title of Chairman of the Board following the annual meeting of the Company’s shareholders in 2008 and to set forth the separate roles of the Chairman, the Chief Executive Officer and the President. The amendments provide that one person may hold two or more corporate offices, and that the Chairman of the Board must be a director of the Company. They further provide that following the annual meeting of the Company’s shareholders in 2008, the Chairman will have responsibility for the strategy and policy of the Company, and unless otherwise directed by the Board, the Chief Executive Officer will be subject to the authority and supervision of the Chairman. They also provide that the Chief Executive Officer will have responsibility for the business and affairs of the Company. The amended By-Laws provide that all other executive officers, including the President, will be subject to the authority and supervision of the Chief Executive Officer unless otherwise directed by the Board. The amendments also give the President responsibility for the business and affairs of the Company, subject to the authority of the Chief Executive Officer and the Board. All non-executive officers are subject to the authority and supervision of the President unless otherwise directed by the Board. A complete copy of the By-Laws, reflecting such amendments, is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended By-Laws of EMCORE Corporation
10.1	Offer Letter to Dr. Hong Hou
10.2	Massie Severance Agreement
99.1	Press Release, dated December 20, 2006, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 20, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended By-Laws of EMCORE Corporation
10.1	Offer Letter to Dr. Hong Hou
10.2	Massie Severance Agreement
99.1	Press Release, dated December 20, 2006, issued by EMCORE Corporation.